EXHIBIT 21.1

SUBSIDIARIES OF NATIONAL INSTRUMENTS CORPORATION

Unless noted, all subsidiaries are formed under local law.

DASYTEC USA, Incorporated, a New Hampshire corporation
Enterprise International Holding B.V., Netherlands
Hyperception, Inc., a Texas corporation
Measurement Computing Corporation, a Delaware corporation
National Instruments Armenia Corporation – a Texas corporation
National Instruments Asia Minor Ölcüm Cihazları Ticaret Limited Şirketi, Turkey
National Instruments Asia Pacific Pte. Ltd., Singapore
National Instruments Australia Corporation, a Texas corporation
National Instruments Belgium N.V.
National Instruments Brazil Ltda.
National Instruments Canada Co.
National Instruments China Corporation, a Texas corporation
National Instruments (Czech Republic) s.r.o.
National Instruments Corporation (UK) Limited, United Kingdom
National Instruments Costa Rica Ltda.
National Instruments de Mexico, S.A. de C.V.
National Instruments de Mexico Servicios, S.A. de C.V.
National Instruments Engineering ApS
National Instruments Engineering GmbH, Germany
National Instruments Engineering GmbH & Co. KG, Germany
National Instruments Europe Corporation, a Texas corporation
National Instruments Finland Oy
National Instruments France Corporation, a Texas corporation
National Instruments Germany GmbH
National Instruments Gesellschaft m.b.H., Austria
National Instruments Hong Kong Limited
National Instruments Hungary Trading Kft.
National Instruments Ireland Resources Limited
National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenija
National Instruments Israel Ltd.
National Instruments Italy s.r.l.
National Instruments Japan Kabushiki Kaisha
National Instruments (Korea) Corporation
National Instruments Lebanon Corporation, a Texas corporation
National Instruments Netherlands B.V.
National Instruments New Zealand Limited
National Instruments Poland Sp.Zo.o.
National Instruments Portugal Unipessoal Lda.
National Instruments Romania s.r.l.
National Instruments Russia Corporation, a Texas corporation
National Instruments Scandinavia Corporation, a Texas corporation
National Instruments Singapore (PTE) Ltd.
National Instruments Spain, S.L.
National Instruments Sweden A.B.
National Instruments Switzerland Corporation, a Texas corporation
National Instruments Taiwan Corporation, a Texas corporation
National Instruments Thailand Ltd.
NI Hungary Software and Hardware Manufacturing Kft.
NI Malaysia Sdn. Bhd.
NI Solutions (Proprietary) Limited, South Africa
NI Systems (India) Private Limited, India
Quality Instrumentation Solutions, Inc., a Texas corporation
Shanghai NI Instruments LTD, People’s Republic of China
Virtual Instruments SDN BHD, Malaysia
Washington Holding and Finance B.V., Netherlands